EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-61291 and 333-77651 on Form S-3, Amendment No. 1 to Registration Statement Nos. 333-48553, 333-58749, 333-59999, 333-63075, 333-73025, 333-74219 and
333-78027 on Form S-3, Amendment No. 1 to Registration Statement Nos. 333-64603, 333-72005 and 333-75995 on Form S-4, Amendment No. 4 to Registration Statement No. 333-69819 on Form S-3, and Registration Statement No. 333-75741 on Form S-8 of Adelphia Communications Corporation, of our report dated May 17, 1999 and our report dated March 19, 1999, on our audits of the financial statements of Adelphia Communications Corporation and subsidiaries and on our audits of the financial statements of Olympus Communications, L.P. and subsidiaries, respectively, appearing in and incorporated by reference in this Transition Report on Form 10-K of Adelphia Communications Corporation for the nine months ended December 31, 1998.




DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
May 25, 1999